UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM  8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 15, 2011

Date of Report (Date of earliest event reported)

NHS Health Solutions, Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-25127

(Commission File Number)

91-1715373

(IRS Employer Identification No.)

39 Acorn Lane

Hilton Head Island, SC 29928

(Address of Principal Executive Offices and Zip Code)

(843) 683-6477

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]

Written communications pursuant to Rule 425 under the Securities Act

(17 CFR 230.425)

[__]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

(17 CFR 240.14a-12)

[__]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On September 14, 2011, NHS Health Solutions, Inc. (“NHS” or the “Company”) entered into a binding Letter of Intent with Mineseeker Operations Overseas Ltd., a British Virgin Islands corporation (“Mineseeker”), wherein NHS agreed to enter into a tax-free share exchange whereby Mineseeker would become a wholly-owned subsidiary of NHS. The parties agreed to begin diligence process immediately with a view toward entering into a formal agreement within 30 days from the date of the Letter of Intent to facilitate the share exchange, unless such date is extended pursuant to a mutual agreement of the parties.

Mineseeker is an aerial survey and mapping company, using innovative technology producing a fusion of multi-spectral images of both surface and sub-surface targets, designed specifically to identify and locate landmines and unexploded remnants of war. The technology, which has been developed and extensively trialled can survey up to 5 square kilometres per day, significantly reducing the time and cost of releasing land back to economically productive use when compared with traditional mine clearance methods.

Mineseeker, through its Aid Free Zones, then works with governments and land owners to develop economically sustainable solutions through its program of compassionate capitalism to deliver wealth in partnership with the local populations thereby removing their reliance on aid handouts and driving exciting investor returns.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1 – Letter of Intent dated September 14, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NHS HEALTH SOLUTIONS, INC.

By:

/s/:  Jeffrey DiGenova

Jeffrey DiGenova, Chief Executive Officer

DATED:  September 15, 2011.

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